SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)         February 7, 2006

COMMUNITY NATIONAL BANCORPORATION, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-25437	58-1856963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

561 E. Washington Avenue, P.O. Box 2619, Ashburn, Georgia	31714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code         (229) 567-9686

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On February 7, 2006, Community National Bancorporation (“Community National”) and South Georgia Bank Holding Company (“South Georgia”) announced that they have reached a definitive Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Community National will be acquired by South Georgia through the merger of an interim subsidiary to be formed by South Georgia (the “Interim Subsidiary”) with and into Community National (the “Merger”).

As a result of the Merger, each share of the common stock of Community National that is outstanding at the effective time of the Merger shall be converted into the right to receive a pro rata share of the aggregate cash merger consideration of $29.5 million, such merger consideration being subject to possible upward or downward adjustment based on Community National’s stockholder equity and loan loss reserves at closing. However, under the terms of the Merger Agreement, the aggregate merger consideration may not be adjusted above $30.0 million.

The consummation of the Merger is subject to (i) the approval of each of the Board of Governors of the Federal Reserve and the Georgia Department of Banking and Finance, (ii) the approval of the shareholders of each of Community National and South Georgia, and (iii) the satisfaction or waiver of other customary closing conditions.

A copy of the press release issued by Community National and South Georgia announcing the acquisition is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Community National intends to file with the Securities Exchange Commission (“SEC”) a proxy statement of Community National relating to a Special Meeting of Shareholders, at which the Merger Agreement will be considered and voted upon by Community National’s shareholders, as well as other relevant documents concerning the Merger. Investors are urged to read the proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information including a copy of the Merger Agreement. Investors will be able to obtain the proxy statement, including the exhibits filed therewith, free of charge at the website maintained by the SEC at www.sec.gov. In addition, investors may obtain documents filed with the SEC by Community National free of charge by requesting them in writing from Community National Bancorporation, 561 E. Washington Avenue, P.O. Box 2619, Ashburn, Georgia 31714.

Community National and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the Merger. Information regarding the special interests of these directors and executive officers in the Merger will be included in the proxy statement of Community National described above. Additional information regarding the directors and executive officers of Community National is also included in Community National’s proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 27, 2005.

Item 9.01.	Financial Statements and Exhibits.

(c)     Exhibits.

Exhibit 99.1     Press Release dated February 7, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY NATIONAL BANCORPORATION

By:	/s/ Theron G. Reed
Theron G. Reed President and Chief Executive Officer

Dated: February 7, 2006